Exhibit 10.1
NORTH POINTE HOLDINGS CORPORATION
EQUITY INCENTIVE PLAN
     Section I. Purpose
          The purpose of this North Pointe Holdings Corporation Equity Incentive Plan (“Plan”) is to promote the best interests of North Pointe Holdings Corporation (“Company”) and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success, all of which benefits the shareholders. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.
     Section 2. Definitions
          As used in the Plan, the following terms shall have the respective meanings set forth below:
          (a) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is Controlled by, Controls, or is under common Control with, the Company.
          (b) “Available Shares” shall mean that number of Shares with respect to which Awards may be granted under the Plan.
          (c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.
          (d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.
          (e) “Board” shall mean the board of directors of the Company.
          (f) “Change of Control” shall mean any of the following events:
                    (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either:
(A)	The then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(B)	The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”);
          provided, however, that any acquisition by an Excluded Person shall not constitute a Change in Control of the Company. For purposes hereof, an Excluded Person shall mean any of the following: (x) James G. Petcoff, Matthew Petcoff or members of either of their immediate families; (y) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or; (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or
          (ii) Individuals who, as of the day immediately following the closing of the initial public offering of shares of the Company’s common stock (the “Post-Offering Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Post-Offering Date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or
          (iii) Consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or
          (iv) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.
     Notwithstanding the foregoing, the Committee may modify the definition of a Change of Control in an Award Agreement to the extent necessary for such Award to comply with the provisions of Code Section 409A.
          (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (h) “Committee” shall mean a committee of the Board that the Board designates to administer the Plan and composed of not less than two directors, each of whom is a “non-employee director for purposes of Section 16” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Code Section 162(m)(4)(C).
          (i) “Control” shall mean: (A) for a corporation, ownership of more than 50% of the combined voting power of all classes of stock entitled to vote; and (B) for a partnership or limited liability company, ownership of more than 50% of the profits or capital interest of such a business entity.
          (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          (k) “Excluded Items” shall mean any items that the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.
          (1) “Fair Market Value” shall mean, per Share on a particular date: (i) if the Shares are listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on that exchange; (ii) if the Shares are not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Shares are listed or admitted to trading, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on that exchange; (iii) if the Shares are not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale; (iv) if on any such date the Shares are not quoted by any such organization, the last sales price on the date in question as furnished by a professional market maker making a market in the Shares selected by the Board for the date in question, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Shares, the price as determined in good faith by the Committee.
          (m) “Incentive Stock Option” shall mean an option granted under Section 6(a) that is intended to meet the requirements of Code Section 422.
          (n) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee, except that only Key Employees of the Company or a subsidiary within the meaning of Code Section 424(f) may be granted Incentive Stock Options.
          (o) “Non-Employee Director” shall mean any member of the Company’s Board who is not an employee of the Company or of any Affiliate.
          (p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) that is not intended to be an Incentive Stock Option.
          (q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
          (r) “Participating Key Employee” shall mean a Key Employee to whom an Award is granted under the Plan.
          (s) “Performance Goals” shall mean one or any combination of the following (in all cases after excluding the impact of applicable Excluded Items):
               (i) Return on equity for the Performance Period for the Company on a
               (ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
               (iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
               (iv) Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
               (v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the

                    Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
                    (vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
                    (vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
                    (viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.
                    (ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
                    (x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.
                    (xi) Market price per Share for the Performance Period.
                    (xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.
          (t) “Performance Period” shall mean any period for which a Performance Goal or Goals have been established.
          (u) “Performance Share” shall mean any right granted under Section 6(e) that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).
          (v) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or related political subdivision.
          (w) “Released Securities” shall meanShares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.
          (x) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

          (y) “Restricted Stock” shall mean any Share granted under Section 6(c) or 6(d) or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e).
          (z) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the SEC under the Exchange Act.
          (aa) “SEC” shall mean the United States Securities and Exchange Commission or any successor agency.
          (bb) “Shares” shall mean shares of common stock of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(e).
          (cc) “Stock Appreciation Right” shall mean any right granted under Section
     Section 3. Administration
          (a) Administration by the Committee. The Committee shall administer the Plan. If at any time the Committee shall not be in existence, the Committee’s functions as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors for purposes of Section 16” under Rule 16b-3 and as “outside directors” under Code Section 162(m)(4)(C).
          (b) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more of the Company’s executive officers any of its authority and responsibility with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent that the Committee has done so, all references to the Committee in this Plan shall include this officer(s).
          (c) Authority. Subject to the Plan’s terms, the Committee’s authority includes the following:
                    (i) designate Participating Key Employees;
                    (ii) determine the type(s) of Awards to be granted to each Participating Key Employee;
                    (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees;
                    (iv) determine the terms of any Award granted to a Participating Key Employee;
                    (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash,

Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;
          (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
          (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including any Award Agreement);
          (viii) establish, amend, suspend, or waive rules and regulations and appoint such agents as it shall deem appropriate for proper Plan administration; and
          (ix) make any other determination and take any other action that the Committee deems necessary or desirable for Plan administration.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.
          Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic. The amount and terms of such Awards shall be determined as provided in Section 6(d).
     Section 4. Available Shares
          (a) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be an amount equal to 10% of the then-current Company Shares issued and outstanding. Notwithstanding the foregoing, the Company may grant Incentive Stock Options for no more than 500,000 Shares. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares in question will once more be available for granting of additional Awards.
          (b) Limitations on Awards to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Options for more than 200,000 Shares, Stock Appreciation Rights with respect to more than 200,000 Shares, more than 200,000 Shares of Restricted Stock and/or an Award for more than 200,000 Performance Shares under the Plan. The Committee may adjust these limitations as provided below. In all cases, determinations under this Subsection shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Code Section 162(m).

          (c) Accounting for Awards. The number of Shares covered by an Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards.
          (d) Sources of Shares Deliverable Under Awards. Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.
          (e) Adjustments. This Section’s terms are subject to this Subsection’s terms as to adjustments. In the event of any dividend or other distribution ( payable in Shares, other securities, or other property), recapitalization, stock split, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (“Adjustment Event”) , the Committee shall, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, in the manner it deems equitable, adjust any or all of: :
(i)	the number and type of Available Shares,

(ii)	the Share limits specified in Sections 4(a), 4(b), 6(c), 6(d) and 6(e),

(iii)	the number and type of Shares subject to outstanding Awards, and

(iv)	the grant, purchase, or exercise price with respect to any Award.
If the Committee deems it appropriate, it may make provision for a cash payment to the holder of an outstanding Award in lieu of any such adjustment. With respect to Awards of Incentive Stock Options no such adjustment is authorized to the extent that that authority would cause the Plan to violate Code Section 422(b). The number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Restricted Stock subject to grant or previously granted but not yet vested to Non-Employee Directors under Section 6(d) at the time of any Adjustment Event shall be subject to only those adjustments necessary to maintain the relative proportionate interest represented thereby immediately prior to the Adjustment Event and to preserve, without exceeding, the value of the Restricted Stock.
     Section 5. Eligibility
          Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Restricted Stock as provided in Section 6(d).
     Section 6. Awards
          (a) Option Awards to Key Employees. The Committee is authorized to grant Options to Key Employees with the terms set forth below and with any additional terms not inconsistent with this Plan’s provisions as the Committee shall determine. Non-Employee Directors are not eligible to be granted Options pursuant to this Section 6(a).

          (i) Exercise Price. The exercise price per Share of an Option shall be determined by the Committee; provided, however, that (A) the exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and (B) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).
          (ii) Option Term. The Committee will fix the term of each Option. No Option term shall exceed a period of ten years from the date of its grant.
          (iii) Exercisability and Method of Exercise. The Committee will determine each Option’s manner and time of exercise. The Committee also shall determine the method(s) by which, and the form(s) in which, payment of the exercise price with respect to any Option may be made or deemed to have been made, including cash, Shares, other securities, other Awards, or other property, or any combination, having a Fair Market Value on the exercise date equal to the relevant exercise price.
          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422.
          (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the Plan’s terms and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on its holder a right to receive upon its exercise the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the Plan’s terms the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination), and any other terms of any Stock Appreciation Right shall be as determined by the Committee. In no event shall the term of any Stock Appreciation Right exceed ten (10) years from the date of grant. The Committee may impose those conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
          (c) Restricted Stock Awards.
          (i) Issuance. The Committee is authorized to grant Awards of Restricted Stock to Key Employees. The aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 500,000. Non-Employee Directors are not eligible to be granted Restricted Stock under this Section.

          (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to those restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time(s) (including upon the achievement of Performance Goals), in such installments or otherwise, as the Committee may deem appropriate. In addition, the Committee shall determine whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether those dividends shall be subject to the same terms as the Award to which they relate.
          (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in any manner that the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. The Restricted Stock may be held in escrow pending lapse of all restrictions. If any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, the certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
          (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.
          (v) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participating Key Employee’s employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.
     (d) Restricted Stock Awards to Non-Employee Directors.
          (i) Eligibility. Each Non-Employee Director shall automatically be granted Restricted Stock under the Plan in the manner set forth in this Section.
          (ii) Annual Restricted Stock Awards to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a number of Shares of Restricted Stock equal to the lesser of (A) 1,000 Shares, or (B) the number of Shares determined by dividing $15,000 by the Fair Market Value of a Share on the date of grant (rounded to the nearest whole number). A Person who is first elected as a Non-Employee Director on the date of an annual meeting of shareholders shall not be eligible to begin to receive grants pursuant to this Section until the day following the next succeeding annual meeting of shareholders.
          (iii) Vesting. The Shares of Restricted Stock granted under this Subsection shall vest on the date that is 24 months following the date of grant, provided the Non-Employee Director is in service with the Company or an Affiliate on such date. Except as provided in the following sentence, if the Director terminates service prior to the vesting date, the Shares of Restricted Stock shall be forfeited. Notwithstanding the foregoing, the Shares of Restricted Stock shall vest on the date the Director’s service ends as a result of death or Disability, or upon the occurrence of a Change of Control if the Director is in service with the Company or an Affiliate on the date of the Change of Control. For purposes hereof, a Non-Employee Director’s service shall be considered to cease due to Disability if the Non-Employee Director is unable to perform his or her services as a director as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee.
          (iv) Grant Limitation. Notwithstanding the provisions of this Section, Restricted Stock shall be automatically awarded to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and there are a sufficient number of Available Shares for these awards.
     (e) Performance Shares.
          (i) Issuance. The Committee is authorized to grant Awards of Performance Shares to Participating Key Employees. The aggregate number of Performance Shares granted under the Plan to all Participating Key Employees as a group shall not exceed 500,000. Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.
          (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period (which must be at least one year), the Performance Goal or Goals (and the related performance level(s)) to be achieved during any Performance Period, any proportion of payments to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals as that term is defined above, subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Code Section 162(m). Notwithstanding the foregoing, if the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Code Section 162(m), the Committee may make those grants without satisfying that section’s requirements.

          (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share.
          (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal(s) if such a certification is required in order to qualify the Award for the performance-based exemption provided by Code Section 162(m), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee. Any Shares of Restricted Stock that are payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in the subsection discussing Restricted Stock.
     (f) General.
          (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee. Awards of Restricted Stock granted to Non-Employee Directors under this Section shall be granted for no cash consideration unless otherwise required by law.
          (ii) Award Agreements. An Award Agreement in the form (consistent with the terms of the Plan) that the Committee approves shall evidence each Award.
          (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in the form(s) that the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. These rules and procedures may include provisions for the payment or crediting of interest on installment or deferred payments.
          (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company). Subject to applicable law, a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by the Award recipient or, if permissible under applicable law, by his or her guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance of an Award shall be void and unenforceable against the Company or any Affiliate.
          (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for that period as may be determined by the Committee.
          (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c), Section 6(d) and Section 6(e), all certificates for Shares delivered under the Plan pursuant to any Award or its exercise shall be subject to those stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or those rules, regulations, and other requirements of the SEC, any stock exchange or other market upon which the Shares are then listed or traded, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to these restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that he or she is acquiring the Shares without a view to their distribution.
          (viii) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 4, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participating Key Employee to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.
     Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions
          (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan. The provisions of Section 6 above concerning automatic Awards to Non-Employee Directors shall not be amended more than once every six months, other than to comport with changes in the Code and the Employee Retirement Income Security Act of 1974, as amended. The shareholders must approve any amendment of the Plan in order for it to be effective if: (i) the amendment (A)

increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4), (B) expands the class of persons eligible to participate under the Plan, (C) otherwise increases in any material respect the benefits payable under the Plan, or (D) changes the provisions prohibiting repricing in Section 6; or (ii) if approval is otherwise required by: (A) the Code, (B) the listing requirements of the Nasdaq Stock Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares on that exchange), or (C) any other applicable law or regulation. Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms.
          (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.
     Section S. Change of Control
          Unless the Committee provides otherwise in an Award Agreement, the following provisions shall govern Awards upon the occurrence of a Change of Control.
          (a) Assumption or Replacement. In connection with a Change of Control, an Award may be assumed, or a substitute Award that preserves the economic value of the Award and that contains similar terms and conditions as the Award prior to the Change of Control may be issued, in each case without the consent of the Participant. However, in either case, if the Participant’s employment is terminated without cause, as defined by the Committee as of the date of the Change of Control or as defined in the Participant’s Award Agreement, within one year after the date of the Change of Control, then the Award shall fully vest as of the date of such termination of employment without cause.
          (b) Termination of Awards. If, in connection with a Change of Control, an Award is not to be assumed or a substitute award is not to be granted in accordance with subsection (a), then:
          (i) Subject to paragraph (ii), at least fifteen (15) days prior to the date of the Change of Control, each Option or SAR that is outstanding at such time and that is held by a Participant who is employed by the Company or an Affiliate shall become immediately and fully exercisable; the Committee shall notify each Participant holding an Option or SAR of their right to exercise such Award up to the date immediately preceding the Change of Control; and upon the date of the Change of Control, the Option or SAR shall automatically terminate without consent of the Participant;
          (ii) If it is not feasible for advance notice of a Change of Control to be given under paragraph (i), as determined by the Committee in its sole discretion, or if the advance notice is not provided at least fifteen (15) days prior to the date of the Change of Control, then:

(A)	each Option or SAR that is outstanding immediately prior to the date of the Change of Control and that is held by a Participant who is then employed by the Company or an Affiliate shall become immediately and fully vested on the date of the Change of Control;

(B)	and each Option or SAR that is outstanding as of the date of the Change of Control (including each Option or SAR that becomes fully vested under paragraph (A)) shall be terminated as of such date without the consent of the Participant in exchange for a cash payment by the Company to the Participant in an amount equal to the value of the vested portion of the Option or SAR that has not been exercised as of the date of the Change of Control (such value to be determined based on the Black-Scholes methodology or such similar method of valuing options and stock appreciation rights as shall be selected by the Committee);
              (iii) Each grant of Restricted Stock shall become vested immediately prior to the date of the Change of Control; and
              (iv) Each grant of Performance Shares shall be subject to the terms of the Award Agreement relating to the effect of a Change of Control upon such Award.
     Section 9. General Provisions
          (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6 above) shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms of Awards need not be the same with respect to each Participating Key Employee.
          (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum tax withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such a payment or arrangement, and the Company and any Affiliate, to the extent permitted by law, shall have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and these arrangements may be either generally applicable or applicable only in specific cases.
          (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in an Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6 shall confer no right on the Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards. Unless the Committee determines otherwise, for purposes of the Plan and all Awards, the following rules shall apply:
          (i) a Participating Key Employee who transfers employment between the Company and any Affiliate, or between Affiliates, will not be considered to have terminated employment;
          (ii) an individual who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a director with respect to any Award until such individual’s termination of employment with the Company or its Affiliates;
          (iii) a Participating Key Employee who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until the Participating Key Employee’s service as a director of, or consultant to, the Company or its Affiliates has ceased; and
          (iv) a Participating Key Employee employed by an Affiliate of the Company will be considered to have terminated employment when the entity ceases to be an Affiliate of the Company.
          (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, That right (unless the Committee otherwise determines) shall be no greater than the right of an unsecured general creditor of the Company.
          (f) Governing Law. Michigan law (without reference to conflict of law principles) and applicable federal law govern this Plan. Any legal action or proceeding relating in any way to this Plan shall be heard in the Oakland County (Michigan) Circuit Court or the Federal

District Court for the Eastern District of Michigan sitting in Detroit, Michigan. Any such action may be heard only in a “bench” trial, and any party to such an action waives its right to assert a jury trial. Any legal action or proceeding relating in any way to this Plan must be brought within 365 days after the day the complaining party first knew or should have known of the events giving rise to the complaint.
          (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, that provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan, any Award Agreement or the Award, the provision shall be stricken as to the jurisdiction, Person, or Award in question, and the remainder of the Plan, the Award Agreement and the Award shall remain fully effective.
          (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any related rights shall be canceled, terminated, or otherwise eliminated.
          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. These headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any of its provisions.
     Section 10. Effective Date of the Plan
          The Plan shall be effective from and after the last to occur of the following: (a) approval of the Plan by the Board; (b) approval of the Plan by a vote of the Company’s shareholders; and (c) the closing of the Company’s initial public offering of Shares registered with the SEC.
     Section 11. Interpretations
          All references in this Plan to a statute or regulation shall include any then-current amendments of the statute or regulation, any successor statute or regulation and, in the case of a statute, any rules and regulations promulgated in connection with that statute. References to Sections mean sections in this Plan.